Exhibit 99.1

United States Antimony Corporation Announces

Acquisition of Critical Minerals Flotation Facility

“The Critical Minerals and ZEO Company”

~ Antimony, Cobalt, Tungsten, and Zeolite ~

DALLAS, TX / ACCESS Newswire / January 20, 2026  / United States Antimony Corporation (“USAC,” “US Antimony,” or the “Company”), (NYSE American: UAMY) (NYSE Texas: UAMY), a leading producer and processor of antimony, zeolite, and other critical minerals, and the only fully integrated antimony company in the world outside of China and Russia, announced today the closing of a property acquisition of a critical minerals flotation facility that closed on January 16, 2026. The property and equipment is located in Radersburg, Montana, between Helena and Bozeman, Montana, is fully operational, and was acquired for $4.75 million in cash. The Company has budgeted approximately $2 million in future capital expenditures to make specific equipment improvements to this facility.

This flotation facility is strategically located within 250 miles of our Thompson Falls smelter operation that is presently under substantial expansion of total capacity thruput. This significant enlargement and modernization of the new smeltering operation continues on track for a February completion and commissioning.

The Radersburg Mill is a mineral processing facility equipped with both gravity and flotation circuits enabling the concentration of many minerals including stibnite, the primary antimony mineral. The facility has crushing and grinding circuits that reduce the ore to small particles in order to "liberate" target minerals such as gold, silver, copper, tungsten or stibnite amongst many others. Water is added to the grinding and recovery circuits enabling a slurry flow through the facility to the tailings storage ponds. The existing tailings storage facilities are equipped with water recycling circuits.

Gravity concentration processes typically focus on gold recovery and concentration. Antimony and Gold are commonly associated with one another. The Radersburg Mill has a centrifugal concentrator, mineral jig, and a shaking table that can be used to make high-grade gold concentrates from gold-bearing ores. The gravity system is universal in that it can be used when appropriate or shut down when ores call for concentration solely by flotation methods.

Flotation is a standard process that involves introducing the slurry stream into a series of tanks or "flotation cells" that have agitation and bubble-producing mechanisms. Specific reagents are added to the slurry. Some reagents imbue a hydrophobic characteristic to the target mineral(s) which causes them to attach to bubbles and concentrate on the surface of the flotation cell in a mineral-laden froth. Other reagents help form and maintain the bubbles that form the mineral-laden froth. The froth builds up and overflows from the lip of the flotation cell so that it can be collected, filtered, and sent on for further refining steps. Many different minerals can be concentrated using flotation with the use of specific flotation reagents. The Radersburg Mill has recovered gold, silver, copper, lead, and zinc from localized ores but could also be used to concentrate other metals such as platinum, palladium, tungsten, cobalt, rare earth elements, and others.

Commenting on the acquisition of the Radersburg flotation facility announced today, Mr. Gary C. Evans, Chairman and CEO of USAC stated, “In order for us to concentrate our raw ore from both Alaska and Montana, we must first utilize a modern flotation mill to properly concentrate the material to a high enough level that we can then feed the various furnaces located in our smelters in order to produce mil-spec antimony trisulfide. This Radersburg acquisition announced today is perfectly suited for this required exercise. Additionally, it opens up the opportunity to mill other materials as it has done in the past (i.e. silver, gold, copper, etc.). We had previously leased a similar facility located in Philipsburg, Montana, but it became much too difficult to negotiate acceptable terms with the existing owners. We subsequently cancelled that lease in September 2025. Making necessary capital improvements to a leased facility versus one that we control 100% made this an easy decision. Our management team and board members know the Radersburg facility intimately from past experience concentrating other material while employed at previous companies over the years. This transaction announced today is another “leg on our stool” as a fully integrated antimony company in order to maximize profitability, control our destiny, and meet the ever-growing needs of our customers whether they be industrial or the federal government.”

About USAC:

United States Antimony Corporation and its subsidiaries in the U.S., Mexico, and Canada ("USAC," “U.S. Antimony,” the "Company," "Our," "Us," or "We") sell antimony, zeolite, and precious metals primarily in the U.S. and Canada. The Company processes third party ore primarily into antimony oxide, antimony metal, antimony trisulfide, and precious metals at its facilities located in Montana and Mexico. Antimony oxide is used to form a flame-retardant system for plastics, rubber, fiberglass, textile goods, paints, coatings, and paper, as a color fastener in paint, and as a phosphorescent agent in fluorescent light bulbs. Antimony metal is used in bearings, storage batteries, and ordnance. Antimony trisulfide is used as a primer in ammunition. The Company also recovers precious metals, primarily gold and silver, at its Montana facility from third party ore. At its Bear River Zeolite (“BRZ”) facility located in Idaho, the Company mines and processes zeolite, a group of industrial minerals used in water filtration, sewage treatment, nuclear waste and other environmental cleanup, odor control, gas separation, animal nutrition, soil amendment and fertilizer, and other miscellaneous applications. During 2024 and 2025, the Company began acquiring mining claims and leases located in Montana, Alaska and Ontario, Canada in an effort to expand its operations as well as its product offerings.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the Company’s future operations, production levels, financial performance, business strategy, market conditions, demand for antimony, zeolite, other critical minerals, and precious metals, expected costs, and other statements that are not historical facts. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which the Company operates, as well as management’s beliefs and assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “could,” and variations of these words or similar expressions are intended to identify such forward-looking statements.

Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in such statements, including, but not limited to: fluctuations in the market prices and demand for antimony and zeolite; changes in domestic and global economic conditions; operational risks inherent in mining and mineral processing; geological or metallurgical conditions; availability and cost of energy, equipment, transportation, and labor; the Company’s ability to maintain or obtain permits, licenses, and regulatory approvals; changes in environmental and mining laws or regulations; competitive factors; the impact of geopolitical developments; and the effects of weather, natural disasters, or health pandemics on operations and supply chains. Additional information regarding risk factors that could cause actual results to differ materially is included in the Company’s filings with the U.S. Securities and Exchange Commission, including the most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Investor Relations Contact:	Media Relations Contact:

Jonathan Miller, VP, Investor Relations	Edge Consulting, Inc.
4438 W. Lovers Lane, Unit 100	Anthony D. Andora
Dallas, TX 75209	1560 Market Street, Ste. 701
E-Mail: Jmiller@usantimony.com	Denver, Colorado 80202
Phone: 406-606-4117	Email: Anthony@EdgeConsultingSolutions.com
Phone: 720-317-8927